Q3 2026 Earnings

2 Forward-looking statements and non-GAAP financial measures This presentation contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding market expansion and stabilization in demand, and operational efficiencies, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this presentation and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, changes in government policies, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to attract and retain clients, (4) the concentration of our revenue among a limited number of clients, (5) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (6) our ability to successfully execute on business strategies and further digitalize our business model, (7) factors relating to any unsolicited offer to purchase the shares of the Company, actions taken by the Company or its shareholders in response to such an offer, and the effects of such an offer on the Company’s business; (8) actions of activist investors including costs and expenses incurred to address activism- related matters and the distraction of management from business operations in responding to those actions, including any proposals or a proxy contest for the election of directors at our annual meeting of shareholders; (9) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (10) new laws, regulations, and government incentives that could affect our operations or financial results, (11) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, (12) our ability to successfully integrate acquired businesses, and (13) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC. Any comparisons made herein to other periods are based on a comparison to the same period in the prior year unless otherwise stated. In addition, we use several non-GAAP financial measures when presenting our financial results in this presentation. Please refer to the reconciliations between our U.S. GAAP and non-GAAP financial measures in the appendix to this presentation and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

3 Q3 2026 Overview Total revenue of $521 million was up 21% ▪ Strong performance in our skilled businesses and continued growth in our core, on-demand business Net income of $9 million or $0.28 per share compared to net loss of $2 million or $0.06 per share in Q3 2025 ▪ Gross margin declined 2 percentage points primarily due to the anticipated shift in business mix with continued growth in attractive skilled energy work ▪ SG&A improved 3% despite revenue growth — driven by disciplined cost management ▪ Adjusted EBITDA1 improved to $21 million compared to $11 million in Q3 2025 ▪ Adjusted net income per share increased to $0.33 compared to $0.03 in Q3 2025 Solid liquidity position ▪ Cash of $20 million, debt of $102 million and $66 million of unused borrowing capacity for total liquidity of $86 million ▪ Increased working capital by $35 million during the quarter 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results for both current and historical periods.

4 Financial summary Amounts in millions, except per share data Q3 2026 Q3 2025 Change Revenue $521 $431 +21 % Net income (loss) $9.2 -$1.9 NM Net income (loss) per diluted share $0.28 -$0.06 NM Net income (loss) margin 1.8% -0.4% +220 bps Adjusted net income1 $10.6 $1.1 NM Adj. net income per diluted share $0.33 $0.03 NM Adj. net income margin 2.0% 0.2% +180 bps Adjusted EBITDA $20.7 $10.6 +95 % Adjusted EBITDA margin 4.0% 2.5% +150 bps NM - Not meaningful 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results for both current and historical periods.

5 Gross margin and SG&A bridges G ro ss m ar gi n 22.7% -1.9% -0.3% 20.5% Q3 2025 Mix Workers’ compensation Q3 2026 SG &A $92 -$2 -$1 $89 Q3 2025 Core business Q3 2026 Amounts in millions 1 Represents the year-over-year change in Adjusted EBITDA exclusions impacting SG&A. Refer to the adjusted EBITDA reconciliation in the appendix to this presentation for more information. Adjusted EBITDA exclusions1

Q3 2026 Results by segment

Amounts in millions	PeopleReady	PeopleManagement	PeopleSolutions
Revenue	$338	$135	$47
% Change	*+34%*	*+2%*	*+1%*
Segment profit[1]	$20	$6	$4
% Change	*+148%*	*+31%*	*+8%*
% Margin	*5.9%*	*4.4%*	*9.5%*
Change	*+270 bps*	*+100 bps*	*+60 bps*

Notes:	• Revenue:
	  • Outperformance in the energy vertical paired with continued growth in our core, on-demand business
	• Margin:
	  • Expansion driven by cost actions and improved operating leverage as revenue increased
		• Revenue:
		  • Growth in commercial driving services partially offset by lower on-site client volumes
		  • Momentum building with on-site business wins and expansions
		• Margin:
		  • Expansion due to disciplined cost management
			• Revenue:
			  • Return to growth as business trends continue to stabilize
			• Margin:
			  • Expansion primarily due to strategic cost actions

[1] We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment.

6

7 Solid balance sheet and focused capital strategy Amounts in millions $86 $102 $20 $66 Liquidity Debt Unused borrowing capacity1 Cash Ample liquidity Balanced capital priorities • Strategic investments to accelerate organic growth • Reduce debt to strengthen liquidity position and drive enhanced financial flexibility • Excess capital returned to shareholders through share repurchases Note: Figures may not sum to consolidated totals due to rounding. 1 Borrowing under our revolving credit agreement is subject to a borrowing base determined by eligible receivable accounts less specified reserves.

8 Outlook

9 Select outlook information Item Q4 2026 Commentary Revenue $499M to $519M +20% to +24% vs. prior year Assumes current market conditions continue into Q4 with improved trends across all three segments and continued strength in skilled businesses. Gross margin 19.8% to 20.2% -1.7 to -1.3 pp vs. prior year Gross margin decline due primarily to changes in business mix. Refer to the EBITDA adjustments below for additional information on expected costs. SG&A $90M to $94M -5% to -1% vs. prior year Reduction in core SG&A driven by disciplined cost management. Refer to the EBITDA adjustments below for additional information on expected expense. EBITDA adjustments1 $3M • $1M in SaaS amortization included in SG&A • $1M in software depreciation included in cost of services • $1M in other SGA adjustments Shares 30.5M Reflects approximate basic weighted average shares outstanding and does not include the impact of any potential share repurchases. Item FY 2026 Commentary CapEx2 $11M to $13M Depreciation expected to be $24M to $26M and includes $4M of software depreciation reported in cost of services. Income Tax Expense $3M to $5M Minimal income tax expense expected due to the valuation allowance in effect. 1 Refer to the appendix to this presentation for a definition of non-GAAP financial measures. 2 Includes planned investments in software as a service (“SaaS”) assets capitalized in other long-term assets with the related amortization recorded in SG&A.

10 Appendix

11 NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Non-GAAP measure Definition Purpose of adjusted measures Adjusted net income and Adjusted net income per diluted share Net income (loss) and net income (loss) per diluted share, excluding: – non-cash amortization of intangibles, – acquisition/integration costs, – workforce reduction costs, and – other adjustments, net. – Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. – Used by management to assess performance and effectiveness of our business strategies. – Provides a measure, among others, used in the determination of incentive compensation for management. EBITDA and Adjusted EBITDA EBITDA excludes from net income (loss): – income tax expense, – interest and other (income) expense, net, and – non-cash depreciation and amortization. Adjusted EBITDA further excludes: – third-party processing fees for hiring tax credits, – non-cash amortization of software as a service assets, – acquisition/integration costs, – workforce reduction costs, and – other adjustments, net. – Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. – Used by management to assess performance and effectiveness of our business strategies. – Provides a measure, among others, used in the determination of incentive compensation for management. Adjusted SG&A expense Selling, general and administrative expense excluding: – third-party processing fees for hiring tax credits, – non-cash amortization of software as a service assets, – acquisition/integration costs, – workforce reduction costs, and – other adjustments, net. – Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

12 1. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE (Unaudited) 13 weeks ended (in thousands, except for per share data) Sep 27, 2026 Sep 28, 2025 Net income (loss) $ 9,245 $ (1,916) Non-cash amortization of intangible assets 650 650 Acquisition/integration costs — 42 Workforce reduction costs (1) 422 527 Other adjustments, net (2) 291 1,751 Adjusted net income $ 10,608 $ 1,054 Adjusted net income per diluted share $ 0.33 $ 0.03 Diluted weighted average shares outstanding 32,632 30,283 Margin / % of revenue: Net income (loss) 1.8% (0.4) % Adjusted net income 2.0% 0.2 % Refer to the last slide of the appendix for footnotes.

13 2. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (Unaudited) Refer to the last slide of the appendix for footnotes. 13 weeks ended (in thousands) Sep 27, 2026 Sep 28, 2025 Net income (loss) $ 9,245 $ (1,916) Income tax expense 1,029 711 Interest and other (income) expense, net 1,719 1,059 Non-cash depreciation and amortization (3) 6,798 7,345 EBITDA 18,791 7,199 Third-party processing fees for hiring tax credits (4) — 60 Non-cash amortization of software as a service assets (5) 1,245 1,063 Acquisition/integration costs — 42 Workforce reduction costs (1) 422 527 Other adjustments, net (2) 291 1,751 Adjusted EBITDA $ 20,749 $ 10,642 Margin / % of revenue: Net income (loss) 1.8% (0.4) % Adjusted EBITDA 4.0% 2.5%

14 3. RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE (Unaudited) Refer to the last slide of the appendix for footnotes. 13 weeks ended (in thousands) Sep 27, 2026 Sep 28, 2025 Selling, general and administrative expense $ 89,082 $ 91,728 Third-party processing fees for hiring tax credits (4) — (60) Non-cash amortization of software as a service assets (5) (1,245) (1,063) Acquisition/integration costs — (42) Workforce reduction costs (1) (418) (374) Other adjustments, net (2) (291) (1,751) Adjusted SG&A expense $ 87,128 $ 88,438 % of revenue: Selling, general and administrative expense 17.1% 21.3 % Adjusted SG&A expense 16.7% 20.5%

15 Footnotes: 1. Workforce reduction costs were reported as $0.4 million in selling, general and administrative expense for the 13 weeks ended September 27, 2026. Workforce reduction costs were reported as $0.1 million in cost of services and $0.4 million in selling, general and administrative expense for the 13 weeks ended September 28, 2025. 2. Other adjustments for the 13 weeks ended September 27, 2026 and September 28, 2025 include non-routine professional fees and other expenses. 3. Includes software depreciation reported in cost of services. 4. These third-party processing fees are associated with generating hiring tax credits. 5. Amortization of software as a service assets is reported in selling, general and administrative expense.

trueblue
THE PEOPLE COMPANY®

TrueBlue, Inc. (NYSE: TBI) is a leading provider of specialized workforce solutions. As The People Company®, we put people first — advancing our mission to connect people and work while delivering smart, scalable solutions that help businesses grow and communities thrive. Since our founding, TrueBlue has connected more than 10 million people with work and served over 3 million clients across a variety of industries. Powered by proprietary, digitally enabled platforms and decades of expertise, our brands — PeopleReady, PeopleScout, Staff Management | SMX, Centerline, SIMOS, and Healthcare Staffing Professionals — provide a full spectrum of flexible staffing, workforce management, and recruitment solutions that bring precision, speed, and scale to the changing world of work.